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                       AMENDMENT TO WORK ASSIGNMENT

This Amendment, with an effective date of March 6, 2012 is made by and between Commonwealth Annuity and Life Insurance Company ("CLIENT"), with a place of business at 132 Turnpike Road, Suite 201, Southborough, MA 01772 and se(2), inc. ("ADMINISTRATOR"), with a place of business at 5801 SW 6th Avenue, Topeka, KS 66636-0001.

WHEREAS, Administrator, Security Distributors, Inc., and The Goldman Sachs Group, Inc. ("GS GROUP") are parties to that certain Third Party
Administrator Agreement dated August 22, 2005, (the "AGREEMENT");

WHEREAS, Client is wholly-owned subsidiary of GS GROUP and is a party to a Work Assignment dated December 30th, 2005, (the "WORK ASSIGNMENT"); and

WHEREAS, Client and Administrator wish to amend the Work Assignment.

NOW, THEREFORE, the Parties agree as follows:

1. Schedule E, Service Level Agreements, to the Work Assignment is hereby amended to add the following new Task and Performance Standard to Section A. General, subsection Compliance Standards:

                TASK                              PERFORMANCE STANDARD
   ------------------------------        -------------------------------------
   - Financial Crimes Enforcement        - Provide 314(a) screening results to
     Network (FinCEN) 314(a)               CLIENT within 8 Business Days
     Compliance - Section 314(a)
     processing

To the extent any of the terms and conditions in this Amendment conflict with the terms and conditions of the Work Assignment or the Agreement, the terms in this Amendment shall govern. Capitalized terms used herein have the meaning given in the Work Assignment or Agreement.

This Amendment may be executed in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument. Without limiting the foregoing, a faxed signature will be considered an original.

IN WITNESS WHEREOF, each party has caused its duly authorized representative to execute this Amendment on its behalf, effective as of the date set forth above.

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
Accepted:                            Accepted:

se(2), inc.                          Commonwealth Annuity and Life Insurance Company

By:    /s/ [SIG ILLEGIBLE]           By:    /s/ Joel Volcy
   -------------------------------      -------------------------------
Printed Name:    [ILLEGIBLE]         Printed Name:    Joel Volcy
             ---------------------                ---------------------
Title:        [ILLEGIBLE]            Title:        COO
      ----------------------------         ----------------------------
Date:          3/6/12                Date:          3/9/12
     -----------------------------        -----------------------------
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